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                           PAYER'S NAME: EquiServe LP
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SUBSTITUTE                        Part 1-PLEASE  PROVIDE YOUR TIN IN THE BOX AT
Form W-9                          RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
Department of the Treasury
Internal Revenue Service                        Social Security #
                                                Employer I.D.#
Payer's Request for Taxpayer's
Identification Number (TIN)

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                                  Part 2-Certificates-Under penalties of
perjury, I certify that:
                                  (1)  The number on this form is my correct
                                       Taxpayer Identification Number (or I am
                                       waiting for a number to be issued to me) and
                                  (2)  I am not subject to backup withholding
                                       because (a) I am exempt from backup
                                       withholding, or (b) I have not been
                                       notified by the Internal Revenue Service
                                       (the "IRS") that I am subject to backup
                                       withholding as a result of a failure to
                                       report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                  Certification Instructions-You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2).

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                                                      Part 3-
                                                      Awaiting TIN

                                        SIGNATURE
                                                 -------------------------------

                                        DATE
                                             -----------------------------------
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NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
         WITHHOLDING OF 28% OF ANY CASH PAYMENT (IF ANY) MADE TO YOU IN LIEU OF FRACTIONAL SHARES OF MOLECULAR. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.



YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.




             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that because I have not provided a taxpayer identification number, 28% of all reportable payments made to me thereafter will be withheld until I provide a number. If I provide a properly certified taxpayer identification number within 60 days, you will refund the tax if I so request.


------------------------------------    --------------------------------, 20
        Signature                          Date

                        GUIDELINES FOR CERTIFICATION OF
              TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9


     Guidelines for Determining the Proper  Identification  Number for the Payee
(You) to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.



-------------------------------------- -----------------------    ------------------------------------ -----------------------
                                       Give the name and                                               Give the name and
                                       social security                                                 employer
For this type of account:              number of--                                                      identification
                                                                  For this type of account:            number of--
-------------------------------------- -----------------------    ------------------------------------ -----------------------

1.  Individual                         The individual             6.  Sole proprietorship              The owner3
2.  Two or more individuals (joint     The actual owner of        7.  A valid trust, estate, or        The legal entity4
   account)                            the account or, if             pension
                                       combined funds, the            trust
                                       first individual on
                                       the account1
                                                                  8.  Corporate                        The corporation
                                                                  9.  Association, club, religious,    The organization
                                                                     charitable, educational, or
                                                                     other tax-exempt organization
3.  Custodian account of a minor       The minor2
   (Uniform Gift to Minors Act)
                                                                  10.  Partnership                     The partnership
4.  a. The usual revocable savings     The grantor-trustee1       11.  A broker or registered nominee  The broker or
   trust (grantor is also                                                                              nominee
   trustee)
                                                                  12.  Account with the Department     The public entity
                                                                     of Agriculture in the name of a
                                                                     public entity (such as a state
                                                                     or local government, school
                                                                     district, or prison) that
                                                                     receives
                                                                     agricultural program payments
 b. So-called trust account that is    The actual owner1
    not a legal or valid trust under
    state law

5.  Sole proprietorship                The owner3



1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

2    Circle the minor's name and furnish the minor's social security number.

3 You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

4 List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Page 2


Obtaining a Number

          If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from withholding include:

o An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

o    The United States or any of its agencies or instrumentalities.

o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

o A foreign government or any of its political subdivisions, agencies or instrumentality.

o    An international organization or any agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

o    A corporation.

o    A foreign central bank of issue.

o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

o A futures commission merchant registered with the Commodity Futures Trading Commission.

o    A real estate investment trust.

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o    A common trust fund operated by a bank under Section 584(a).

o    A financial institution.

o    A middleman known in the investment community as a nominee or custodian.

o    A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

o    Payments to nonresident aliens subject to withholding under Section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

o    Payments of patronage dividends not paid in money.

o    Payments made by certain foreign organizations.

o    Section 404(k) distributions made by an ESOP.


Payments of interest generally exempt from backup withholding include:

o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

o    Payments described in Section 6049(b)(5) to nonresident aliens.

o    Payments on tax-free covenant bonds under Section 1451.

o    Payments made by certain foreign organizations.

          Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

          Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the box in Part 2 on the form, sign and date the form and return it to the payer. Non-U.S. payees who are not subject to backup withholding should complete a W-8BEN and return it to the payer.

          Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold at the current tax rate of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)  Criminal   Penalty  for  Falsifying   Information.   Willfully   falsifying
     certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE
                           INTERNAL REVENUE SERVICE.